                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 27, 1996
                        (Date of Earliest Event reported)


                            PEOPLE'S BANCSHARES, INC.
               (Exact name of registrant as specified in charter)


      MASSACHUSETTS                      0-7449                  04-3272233
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

              545 PLEASANT STREET, NEW BEDFORD, MASSACHUSETTS 02740 (Address of principal executive offices, including zip code)

                                 (508) 991-2601
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On November 27, 1996, the Registrant announced the resignation of John A. Williams as President and Chief Executive Officer and Director of the Registrant and its subsidiary People's Savings Bank of Brockton (the "Bank"), effective December 6, 1996. This date was extended by agreement to December 11, 1996. The Registrant also announced that, pending completion of a search for a new President and Chief Executive Officer of the Registrant and the Bank, Colin C. Blair, Vice President and Chief Financial Officer of the Registrant, would be the Registrant's and the Bank's senior executive officer.

     The Registrant announced that, in connection with Mr. Williams' resignation, the Registrant expects to take a one time after tax charge to earnings of approximately $180,000, or $.05 per share, in the fourth quarter of 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following is a complete list of exhibits filed as part of this report.

     20   Press Release dated November 27, 1996

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         PEOPLE'S BANCSHARES, INC.


Date: December 4, 1996                   By: /S/ COLIN C. BLAIR
                                             -----------------------------------
                                             Colin C. Blair
                                             Vice President, Treasurer and Chief
                                             Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION

20         Press Release dated November 27, 1996



                                        3